Exhibit 10.14

This letter Agreement is dated as of  February 27, 2012 and is entered into between Game Face Gaming,  Inc., a Florida Corporation with and address at 20 East Sunrise Highway 11581 (“Borrower”)  and Corporate Debt Consultants LLC with an address at  2071 Flatbush Avenue, Suite 166 Brooklyn, NY 11234 (“Lender”).

WHEREAS

Game Face Gaming, Inc. seeks to borrow certain funds for operations and or working capital, and;

WHEREAS

The Board of Directors of Game Face Gaming, Inc. has approved the terms of this Agreement and has provided Corporate Debt Consultants LLC with an executed copy of the Resolution confirming such approval, and

WHEREAS

Corporate Debt Consultants LLC is willing to provide a series of loans, the total not to exceed Five Hundred Thousand Dollars ($500,000) and;

WHEREAS

The parties have agreed to certain terms of the loan(s) as more fully described in the first Promissory Loan Agreement of even date;

THEREFORE

For good and valuable consideration, the parties hereby agree as follows:

1.	Corporate Debt Consultants LLC will lend to Borrower a total of $500,000 as detailed below;

2.	The first loan is in the amount of $85,000 and is hereby acknowledged;

3.	Each successive loan will be documented by a new Promissory Note;

4.	Each successive Note, if issued, will have its own terms;

5.	Interest and other terms are outlined in the Promissory Note(s);

6.	A second loan in the amount of up to $215,000 may be called by Borrower with two day notice not earlier than March 6th but will be advanced by Lender no later than March 13, 2012

7.	An additional amount of up to $80,000 may be called by the Borrower with two day notice but not before March 18th, 2012

8.	The balance may be called with two day notice but not before April 1, 2012

9.
The additional consideration for this first loan and for any successive loans is 1,000,000 shares of the Company’s common stock, Such shares to be issued within seven days with a restricted legend in accordance with such laws

10.	Lender understands that the shares are not registered and will be issued with a restricted legend.

11.	The total of the compensation is being given concurrent with the first loan

12.	Each Note will carry a six month term and each Note will payable earlier under certain conditions as more described in each Promissory Note.

13.
Borrower has requested that Lender send these funds to Global Fee Group, Inc. with an address of 1862 83rd Street Brooklyn, NY 11214 and Borrower acknowledges that these funds are advanced to Game Face Gaming, Inc. are an obligation of the Borrower and are owed by the Company as if they were sent directly to Game Face Gaming, Inc.

Agreed:	Agreed:

Game Face Gaming, Inc.	Corporate Debt Consultants LLC

/s/ Felix Elinson	/s/Alex Englard
Felix Elinson, CEO	Managing Member